UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
(Amendment No. )

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 1, 2009

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-50009	87-0285238
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

1201 Dove Street, Suite 585, Newport Beach, California
(Address of principal executive offices)

92660
(Zip code)

(949) 721-8272
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Information.

On December 1, 2009, the Company retained Dr. Lester Sacks as an independent consultant, to serve as the President and Medical Director of Medex Healthcare, Inc., (“Medex”), the Company’s wholly-owned subsidiary.  Dr. Sacks replaces Geri Plotzke who had been serving as Interim President of Medex since August 2009.  Ms. Plotzke has been named Executive Vice-President of Medex.  Following is a brief description of Dr. Sacks’ business experience and background.

Dr. Lester Sacks completed his undergraduate training at George Washington University and Long Island University in New York, in 1952.  He earned an M.D. degree from the University of California, School of Medicine at Irvine in 1962.  He also completed the Ph.D. Program, College of Oriental Studies in 1982.  Dr. Sacks has been self employed providing medical consulting services since 1986. He pursued Family Practice for 20 years and developed a chain of medical clinics specializing in work related injuries.  Dr. Sacks then specialized in managed care.  As an independent consultant he served as Senior Vice President of Beech Street of California, and later as President of Travelers Medical Management Service.  He has also served as President of EOS/Reviewco, the managed care division of HealthNet, Inc.  As an independent consultant to Total HealthCare Management, Inc. from February 2004 to August 2009 Dr. Sacks also served as the Chief Medical Officer and as a working partner.  Dr. Sacks is Board Certified in Occupational Medicine.  He has served as President and Chairman of the Western Occupational Medical Association and on the Board of Directors of the American College of Occupational and Environmental Medicine. He is currently a Voluntary Clinical Professor of Medicine at the University of California.  As President and Medical Director of Medex, Dr. Sacks brings his extensive experience in private practice, managed care and the insurance industry to his new positions.  Dr. Sacks is not a director of any SEC registrant.  Dr. Sacks is 78 years old.

No family relationships exist between Dr. Sacks and any of the Company’s executive officers or directors.

The Company has not, since the beginning of its last fiscal year, engaged in any transaction, in excess of $120,000 in which Dr. Sacks had a direct or indirect material interest.  Other than compensation resulting solely from his employment with Medex, the Company is not currently considering any proposed transaction, in excess of $120,000 in which Dr. Sacks will have a direct or indirect material interest. Dr. Sacks will be compensated $5,000 per month for his services.  Dr. Sacks will provide services on a part-time, as needed basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: December 1, 2009	By:	/s/ Tom Kubota
Tom Kubota
Chief Executive Officer